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                                                                      Exhibit 23

                        Consent of Independent Auditors

     We consent to the incorporation by reference of our report dated December 9, 1994, with respect to the consolidated financial statements and schedule of Commercial Intertech Corp. and subsidiaries included in this Annual Report (Form 10-K) for the year ended October 31, 1994, in the Prospectuses contained in the following Registration Statements:

Registration                                               Filing
   Number                Description                        Date
- ------------             -----------                       ------
2-66710     Savings and Stock Purchase Plan for
            Employees of Commercial Shearing, Inc.
            - Form S-8 Registration Statement          June 23, 1986

2-62512     Commercial Shearing, Inc. Stock Option
            and Award Plan of 1985 - Forms S-8 and
            S-3 Registration Statement                 April 24, 1986

33-25795    Non-Qualified Stock Purchase Plan of
            Commercial Intertech Corp. - Form S-8
            Registration Statement                     Nov. 29, 1988

33-29980    Commercial Intertech Corp. Stock Option
            and Award Plan of 1989 including Pre-
            Effective Amendment No. 1 to Form S-8
            Registration Statement filed
            July 24, 1989                              July 10, 1989

33-43907    Commercial Intertech Corp. Retirement
            Stock Ownership and Savings Plan -
            Form S-8 Registration Statement            Nov. 13, 1991

33-52443    Commercial Intertech Corp. Stock Option
            and Award Plan of 1993 - Form S-8
            Registration Statement                     Feb. 28, 1994

                                      /s/ Ernst & Young LLP


Cleveland, Ohio
January 23, 1995

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